EXHIBIT 10.9


                        GOLD STANDARD RESELLER AGREEMENT


Agreement between INVU Services Limited (hereby referred to as INVU) and Computer Associates International, Inc.

(Hereby referred to as CA)

Date: June 16, 1999                                  Our Ref: MPW/CAGPS


OVERVIEW

         INVU is pleased to appoint CA as an Authorized Gold Standard Reseller with effect from June 16, 1999. This appointment is for the INVU range of products, as specified in Appendix A.

         This appointment entitles CA to represent itself as an Authorized Reseller for INVU and an Authorized Reseller of the relevant INVU range.

         In accordance with this appointment, CA agrees to use all reasonable endeavors to promote and sell the INVU range of products.

TERMS

1. INVU grant, and CA accepts this non-exclusive appointment as an Authorized Reseller for the specified product(s) from INVU for a period of 12 months from June 16, 1999, renewable on termination for a 12 month period, subject to agreement from both parties.

2. CA agrees to provide qualified and competent sales and marketing staff, and to use all reasonable endeavors to maximize the sales opportunities for the INVU range.

3. INVU agrees to pass sales leads to CA subject to availability. INVU also agree to inform CA regarding Trade Shows, promotional material, press releases and other relevant marketing materials and activities in a timely fashion. CA undertake to advise INVU on a monthly basis as to the progress and follow up of all leads and customer contacts relevant to INVU products. CA also undertake to provide a ninety day rolling forecast of business relevant to INVU.

4. All reasonable quantities of sales literature, marketing materials and the like, required in the normal course of business for promoting, selling and marketing of product from INVU will be supplied free of charge.

5. INVU will provide two places on INVU's technical training courses free of charge to CA personnel.



** [Confidential Treatment] indicates portions of this document that have been deleted from this document and have been separately filed with the Securities and Exchange Commission.

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6.       CA must  ensure at all times that is employs  two  technical  staff who have attended the INVU one day technical authorization course.

7. CA will provide a first line support service to all its clients on INVU products. This service will handle the initial customer call, and resolve any issues which could normally be expected to be resolved by staff who have had the INVU training. INVU will not handle support calls from CA clients directly.

8. CA will be permitted to use the Authorized Dealer not line technical support facility for its own second line support needs. Full online access will also be available to the INVU web site support page for access to new releases, but clearances, and technical updates. CA must purchase their own modem and connectivity means to enable access to the web site.

9. INVU retains the right to charge CA for support and management time spent in answering support calls and onsite visits which should have been resolved by training CA staff. Standard INVU charging rates are available on request.

10. INVU product sold through CA will be covered by the INVU product warranties set out in the INVU software license.

11. CA will maintain a working demonstration system for the nominated INVU products at all times, INVU will provide, free of charge, a "Demonstration Product", comprising one item of INVU software. INVU undertakes during the continuation of this agreement to maintain the software content "Demonstration Product" to the latest specification at all times at no additional cost to the dealer. It is the responsibility of CA to provide, at their own cost, whatever hardware as is necessary to run the demonstration system.

12. Product supplied to CA by INVU will be at **[Confidential Treatment Requested]% discount from INVU's published United Kingdom recommended retail price list. Product shown on rolling 90 day forecasts will normally be shipped within one working day of receipt of order. Product not shown on 90 day rolling forecasts may be subject to delivery delays, normally not exceeding five days.

13. Gold Standard Resellers must achieve a minimum spend with INVU of US $ **[Confidential Treatment Requested] per calendar year. This achieve-ment will be reviewed by the INVU account manager in the month follow-ing the end of quarter, and failure to achieve the minimum level will lead to suspension of this contract. Supply of INVU product will then only be made on the standard registered VAR terms of **[Confidential Treatment Requested]% discount, and the VAR will have no access to INVU leads, marketing activities and materials.

14. INVU reserves the right to amend the United Kingdom recommended retail price list at any time subject to 30 days notice in writing.

15. CA will only sell INVU products to genuine end user clients for use on hardware configurations which belong to them. CA will not supply the range of INVU products to resellers who are not authorized by INVU.



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16.      For the term of this  agreement,  CA is appointed  as an Gold  Standard
         Authorized Reseller. If the contract is terminated for any reason, CA must stop use of these terms immediately.

17. This agreement is governed and construed in accordance with the laws of England.

         Two copies of the agreement should be signed by an authorized signatory for the company, and returned to INVU. The agreement is not deemed to be in place until INVU have countersigned the agreement and returned it.

FOR AND ON BEHALF OF COMPUTER ASSOCIATES INTERNATIONAL, INC.


Signature         /s/ Michael [Peckham]
                  --------------------------------

Name              Michael [Peckham]
                  --------------------------------

Position          Senior Vice President
                  --------------------------------

Date              6/25/99
                  --------------------------------



FOR AND ON BEHALF OF INVU SERVICES LIMITED


Signature         /s/ David Morgan
                  --------------------------------

Name              D. Morgan
                  --------------------------------

Position          President & CEO
                  --------------------------------

Date              26/5/99
                  --------------------------------


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APPENDIX A - INVU PRODUCTS COVERED BY THIS AGREEMENT

INVU PRO
INVU PRO (Network Edition)



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                         ADDENDUM TO RESELLER AGREEMENT
                                       FOR
                             PRODUCTS ("Agreement")
                       DATED JUNE 16, 1999 BY AND BETWEEN
                         INVU SERVICES LIMITED ("Invu")
                                       AND
              COMPUTER ASSOCIATES INTERNATIONAL, INC. ("Reseller")



         The Agreement dated June 16, 1999, as amended with certain deletions shown thereon, and all Supplements referring thereto, are hereby modified as follows below. Any reference to the Agreement shall mean the Agreement as modified by this Addendum. In the event of any inconsistency between the terms of the Agreement, any Supplemental and this Addendum, this Addendum shall govern and control unless expressly agreed by the parties.

         1. Computer Associates International, Inc. shall be deemed to include Computer Associates International, Inc., its parent company , and all affiliates, subsidiaries, and divisions controlling, controlled by, or under common control with, Computer Associates International, Inc.
("Reseller"), wherever located on a worldwide basis.

         2. All licenses granted to Reseller pursuant to the Agreement shall be worldwide, perpetual, fully paid-up, and non-exclusive licenses. Reseller acknowledges that, from time to time, Reseller may purchase licenses from Invu from nominated distributor.

         3. All software licenses granted and services to be delivered to Reseller shall be installed by Invu and shall be subject in all respects to a sixty (60) day warranty period set forth herein. Notwithstanding warranties set out in Clause 8 below, Invu warrants that the licenses granted shall be free from defects in materials and workmanship. In the event that such defects occur, then Invu shall replace/repair at Invu's option the said licenses.

         4. Reseller may make copies of the Products for archival and back-up purposes and use such archival or back-up copies on a system other than as the license provides herein or at an installation site other than that identified in the applicable Supplement for the purposes of conducting testing of the disaster recovery plan's procedures and effectiveness and during any period subsequent to the occurrence of an actual disaster during which the Reseller cannot operate the Products.

         5. At any time that Reseller shall elect, Reseller shall be entitled to contract with a third party to provide outsourcing or third-party processing services respecting the Products. Should any Products be used in such manner, Invu shall cooperate with Reseller in providing such third party with access to the Products as soon as practicable.

         6. All payment terms shall be Net 30 days from the date of invoice. Any invoiced amount which is not the subject of a bona fide dispute and not paid on or before the due date may be subject to a reasonable service charge, but no payment of late fees or interest shall be due. If Reseller shall fail to pay an undisputed invoice, Reseller shall pay all of Invu's actual out-of-pocket costs and


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expenses (including  reasonable attorney's fees) if payment is rightfully due to
Invu and legal action is required to collect outstanding balances.

         7. Invu represents and warrants that the pricing granted to Reseller represents the best price currently available from Invu. In the event that Invu reduces its prices generally during a period within five (5) years from the date hereto, Invu will notify Reseller and permit Reseller to receive the benefits of such preferential pricing. For a period of ten (10) days from the date of license, the maintenance fees for the Products shall not increase more than **[Confidential Treatment Requested] percent from the maintenance fees paid by Reseller in the previous year. In addition, for a period of ten (10) years from the date of license, the maintenance rate of **[Confidential Treatment Requested] percent shall remain fixed and shall not increase in any respect. Any future purchase of goods or services from Invu will be subject to the same preferential pricing provided to Reseller hereunder.

         8. Support and maintenance services for Products shall at all times consist of support, updates and fixes as they become available. Major new releases will be subject to further charges, which will be re-sold by the Reseller to the end-users. Support and maintenance services will at all times include (a) telephone consultation on use of the Products and error diagnosis, isolation and correction via remote telephone support or e-mail as applicable, dial-in access during standard support hours; (b) the furnishing of available error or defect problem solutions on a timely basis, (c) an error or defect reporting service; and (d) technical bulletins and written updates. Reseller may initiate on-site support subject to availability at additional charges, but there shall be no charge for on-site maintenance services, if Invu's services pursuant to this agreement fail to remedy the defective operation of these Products.

         In the event that Invu shall have ceased providing maintenance services to Reseller, Invu shall deliver a copy of the source code for the Products. Reseller will, however, only use such copy of the source code internally to support the Products.

         Invu warrants that, for as long as Reseller is entitled to receive maintenance from Invu for the Products, the Products shall perform substantially in accordance with the corresponding technical specifications set forth in the user's manual provided by Invu with the Products on the Equipment recommended by Invu and set forth on the Supplemental or other Order. Invu's sole obligation under this warranty shall be limited to using its reasonable efforts to correct such defects and supply Reseller with a corrected version of such Products as soon as practicable after Reseller has notified Invu of such defects. In the event that Invu shall be unable to cause the Products to operate following notification of the defect by Customer, Reseller shall be entitled to terminate this license with respect to such Products and be entitled to receive a refund of all fees paid hereunder. However, neither party shall be liable to the other party for any consequential, special, indirect and/or economic losses, costs, claims and/or damages howsoever caused.

         9. Either party may terminate this Agreement or any particular license granted hereunder upon thirty (30) days written notice. Immediately upon termination of this Agreement and/or any particular license for reasons other than Invu's breach, Reseller shall return or destroy all Products and Documentation (provided under such terminated licenses) and all copies thereof in any form (including translations and compilations), whether partial or complete, and whether or not modified or merged into other Products made by Customer. If requested by Invu (and only if Invu is not in


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breach),  Reseller  shall certify in writing as to the return or  destruction of such Products and Documentation and all copies thereof. Invu shall have the right to use reasonable means to verify Customer's actual compliance with such certification.

         10. Reseller and Invu agree not to disclose to any third party any Confidential Information disclosed to it by the other party without the prior written consent of the disclosing party. Each party further agrees to take the same care with the other's Confidential Information as it does with its own, but not less than a reasonable standard of care. Each party agrees to take appropriate action by instruction or agreement with all persons who are permitted access to Confidential Information. Reseller shall limit access to the Confidential Information of Invu to those persons having a need to know such information in order to exercise or perform Customer's rights and obligations under this Agreement.

         11. The terms set forth herein shall not be interpreted or construed to prevent or restrict Reseller from participating in any manner in the creation, development or distribution of type of computer software or program with similar functions or features competitive to the Products licensed hereunder.

         12. This Agreement shall be governed by, and construed in accordance with, the laws of England.

         13. This Agreement is not assignable by either party without the prior written consent of the other party, which consent shall not be unreasonably withheld or delayed; except that consent shall not be necessary in the event of Reseller's assignment to any affiliate, subsidiary or division. Except as set forth above, any attempt to assign any of the rights, duties, or obligations of this Agreement without such consent shall be void and no effect. Only upon obtaining Reseller's prior written consent in each instance, Invu shall be entitled to fulfill any of its obligations under this Agreement through the services of any independent party.

         14. This Agreement can be modified only by a written agreement signed by persons duly authorized to sign agreements on behalf of Reseller and Invu.

         15. Invu represents and warrants that the Products will operate before, during and after January 1, 2000, with no adverse effects or consequences to the operation of the Products due to the change in century.

         16. Invu represents and warrants that the Products will operate in accordance with all currencies worldwide, including Euro conversions with no adverse effects or consequences to the operation of the Products due to the change of currencies or phased implementation of the Euro.

         17. Invu represents and warrants that the Products do not and will not contain any disabling codes, viruses,, or other mechanisms which will cause the interruption or impairment of Reseller's operations of the Products. In the event such codes are discovered, Invu will promptly remove them or consent to the issuance of a temporary restraining order to prevent their operation.

The Effective Date of the Agreement is June 16, 1999.


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VENDOR                                    COMPUTER ASSOCIATES INTERNATIONAL INC.
INVU SERVICES LIMITED

BY:      /s/ David Morgan                 BY:      Michael [Peckham]
         -----------------------                   -----------------------------

TITLE:   President & CEO                  TITLE:   Senior Vice President
         -----------------------                   -----------------------------

NAME:    D. Morgan                        NAME:    Michael [Peckham]
         -----------------------                   -----------------------------

DATE:    26/5/99                          DATE:    6/25/99
         -----------------------                   -----------------------------


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